E-18
Exhibit No. 2
Form 10-SB
Transform Pack International, Inc.

















                             BYLAWS

                               OF

               TRANSFORM PACK INTERNATIONAL, INC.

                             BYLAWS
                               OF
               TRANSFORM PACK INTERNATIONAL, INC.

                        TABLE OF CONTENTS

                                                       Page


ARTICLE I. OFFICES
1
     1.1  REGISTERED OFFICE
1
     1.2  OFFICES
1

ARTICLE II. CORPORATE SEAL
1
     2.1  CORPORATE SEAL                                      1

ARTICLE III. SHAREHOLDERS
1
     3.1(A)    REGULAR MEETINGS
1
     3.1(B)    ELECTRONIC COMMUNICATIONS
1
     3.2  SPECIAL MEETINGS
2
     3.3  QUORUM                                              2
     3.4  VOTING                                              2
     3.5  NOTICE OF MEETING                                   2
     3.6  PROXIES                                             2
     3.7  CLOSING TRANSFER BOOKS                              3
     3.8  RECORD DATE                                         3
     3.9  PRESIDING OFFICER
3
     3.10 ORDER OF BUSINESS                                   3
     3.11 WRITTEN ACTION BY SHAREHOLDERS
3

ARTICLE IV DIRECTORS
3
     4.1  GENERAL POWERS                                      3
     4.2  EXECUTIVE COMMITTEE                                 3
     4.3  SHAREHOLDER MANAGEMENT                              4
     4.4  NUMBER                                              4
     4.5  QUALIFICATIONS AND TERM OF OFFICE
4
     4.6  QUORUM                                              4
     4.7  ACTION OF DIRECTORS                                 4
     4.8  MEETINGS                                            4
     4.9  MEETING BY ELECTRONIC COMMUNICATIONS
4
     4.10 COMPENSATION                                        5
     4.11 COMMITTEES
5
     4.12 ACTION BY ABSENT DIRECTOR
5
     4.13 REMOVAL OF DIRECTORS BY SHAREHOLDERS
5
     4.14 REMOVAL OF DIRECTORS BY BOARD OF DIRECTORS
5
     4.15 VACANCIES                                           5
     4.16 ORDER OF BUSINESS                                   5
     4.17 WRITTEN ACTION BY DIRECTORS
6
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     4.18 DISSENT FROM ACTION                                 6
     4.19 INTERESTED DIRECTORS
6
ARTICLE V OFFICERS                                            6
     5.1  ELECTION OF OFFICERS
6
     5.2  TERM OF OFFICE                                      6
     5.3  PRESIDENT                                           7
     5.4  TREASURER                                           7
     5.5  VICE PRESIDENT                                      7
     5.6  SECRETARY                                           7
     5.7  CHAIRMAN OF THE BOARD
8
     5.8  ASSISTANT OFFICERS                                  8

ARTICLE VI. REPAYMENT OF DISALLOWED AMOUNTS
8

ARTICLE VII. INDEMNIFICATION
8

ARTICLE VIII. SHARES AND THEIR TRANSFER
8
     8.1  CERTIFICATES OF SHARES
8
     8.2  UNCERTIFICATED SHARES
9
     8.3  ISSUANCE OF SHARES                                  9
     8.4  TRANSFER OF SHARES                                  9
     8.5  LOST CERTIFICATES
9
     8.6  TRANSFER AGENT AND REGISTRAR                        9
     8.7  FACSIMILE SIGNATURE                                 9

ARTICLE IX. FINANCIAL AND PROPERTY MANAGEMENT
10
     9.1  FISCAL YEAR
10
     9.2  CHECKS                                            10
     9.3  DEPOSITS                                          10
     9.4  VOTING SECURITIES HELD BY CORPORATION
10

ARTICLE X. AMENDMENTS
10


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                             BYLAWS

                               OF

               TRANSFORM PACK INTERNATIONAL, INC..

                            ARTICLE I
                             OFFICES

      1.1 REGISTERED OFFICE. The registered office of the Corporation shall be located within the State of Minnesota, as set forth in the Articles of Incorporation. The Board of Directors shall have authority to change the registered office of the Corporation, and a statement evidencing any such change shall be filed with the Secretary of State of Minnesota as required by law.

      1.2 OFFICES. The Corporation may have other offices, including its principal business office, either within or without the State of Minnesota.

                           ARTICLE II.
                         CORPORATE SEAL

     2.1 CORPORATE SEAL. There shall be no corporate seal for the Corporation.

                          ARTICLE III.
                          SHAREHOLDERS

       3.1(A) REGULAR MEETINGS. Regular meetings of the shareholders shall be held at the Corporation's principal office or such other place within or without the State of Minnesota as is designated by the Board of Directors. Regular meetings may be held annually or on a less frequent periodic basis, as established by a resolution of the Board of Directors, or may be held on call by the Board of Directors from time to time as and when the Board determines. At each regular meeting, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting, and may transact such other business which properly comes before them. The foregoing notwithstanding, in the event of a regular meeting of the shareholders has not been held for a period of eighteen (18) months, a shareholder or group of shareholders holding 10 percent (10%) or more of the issued and outstanding voting shares may demand that a regular meeting of the shareholders be held by giving written notice to the President, Secretary or Treasurer of the Corporation. Within thirty (30) days after receipt of the notice, the Board shall cause a regular meeting of the shareholders to be called and held within ninety (90) days of receipt of the notice. Any regular meeting held pursuant to such a request by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located.

      3.1(B)    ELECTRONIC COMMUNICATIONS.  As provided at  Minn.
Stat.   302A.436, shareholders of the Company may participate  in
any regular or special meeting of shareholders by any means of communication through which the shareholders may simultaneously hear each other during such meeting, and such presence by a
shareholder   communicating  through  electronic  communications,
shall  constitute  a  valid meeting of the  shareholders  of  the
Company if the number of shareholders participating in the meeting would be sufficient to constitute a quorum at such meeting, and if the same
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notice  is  given  of  the meeting as would  be  required  for  a shareholders' meeting under these Bylaws. In any such meeting, a shareholder may participate by any means of communication through which the shareholder, other shareholders so participating, and
all   shareholders  physically  present  at  the   meeting,   may
simultaneously hear each other.

      3.2 SPECIAL MEETINGS. Special meetings of the shareholders shall be called by the President, Secretary or Treasurer, or such other officer as may be designated by the Board of Directors, upon request of two members of the Board of Directors, or upon a written request of shareholders holding ten percent (10%) or more of the shares entitled to vote. The request must specify the purpose of the meeting. Within thirty (30) days after receipt of the request, the Board of Directors must call a special meeting of the shareholders to be held within ninety (90) days of receipt of the request. Any special meeting held pursuant to such a request by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located.

      3.3 QUORUM. Business may be transacted at any duly held meeting of shareholders at which a quorum is present. The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum. The shareholders present at the meeting may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum. If a quorum is not present at any meeting, those present have the power to adjourn the meeting from time to time until the requisite number of voting shares are present. The date, time, and place of the reconvened meeting shall be announced at the time of adjournment and notice of the reconvened meeting shall be given to all shareholders who were not present at the time of adjournment. Any business which might have been transacted at the meeting which was adjourned may be transacted at the reconvened meeting.

       3.4 VOTING. At each shareholders' meeting, every shareholder having the right to vote is entitled to vote in person or by proxy. Shareholders have one (1) vote for each share having voting power standing in their name on the books of the Corporation, unless otherwise provided in the Articles of Incorporation of the Corporation, or these Bylaws, or in the terms of the shares. Upon demand of any shareholder; the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections and questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except as otherwise required by statute, the Articles of Incorporation, these Bylaws, or by agreement among the shareholders.

      3.5 NOTICE OF MEETING. Notice of regular or special meetings of the shareholders shall be given by an officer or agent of the Corporation to each shareholder shown on the books of the Corporation to be the holder of record of shares entitled to vote at the meeting. If the notice is to be mailed, then the notice must be mailed to each shareholder at the shareholder's address as shown on the books of the Corporation at least five
(5) calendar days prior to the meeting. If the notice is not mailed, then the notice must be given at least forty-eight (48) hours prior to the meeting. The notice must contain the date, time, and place of the meeting, and in the case of a special meeting, must also contain a statement of the purpose of the meeting. In no event shall notice be given more than sixty (60) days prior to the meeting. In the event the Corporation has a good faith reason to believe that any existing shareholder resides outside of the continental United States, then, and only then, the Corporation shall provide notice of any such regular or special meetings of the shareholders of the Corporation through use of facsimile, or international express mail service, in accordance with the notice provisions described above. In no instance shall the Corporation be obligated to provide notice to any shareholder who, after reasonable inquiry, has no current or available address for such shareholder; or; if the Corporation has
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  reason  to  believe that the current address, as shown  on  the books and records of the Corporation, is invalid, incorrect, or not current.

     3.6 PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies must be filed with an officer of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

      3.7 CLOSING TRANSFER BOOKS. The Board of Directors may close the stock transfer books for a period of time which does not exceed sixty (60) days preceding any of the following: the date of any meeting of shareholders; the payment of dividends; the allotment of rights; or the change, conversion, or exchange of shares.

      3.8 RECORD DATE. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the events described in Section 3.7, as a record date for the determination of shareholders entitled to notice of and to vote at any meeting and any meeting subsequent to adjournment; to receive any dividend or allotment of rights; or to exercise the rights in respect to any change, conversion, or exchange of shares. In such case, only those shareholders of record on the record date so fixed shall be entitled to receive notice of and to vote at the meeting and any meeting subsequent to adjournment thereof, to receive a dividend or allotment of rights, to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. If the share transfer books are not closed and no record date is fixed for determination of the shareholders of record, then the date on which notice of the meeting is mailed or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion or exchange of shares, as the case may be, shall be the record date of such determination.

      3.9 PRESIDING OFFICER. The President of the Corporation shall preside over all meetings of the shareholders. In the absence of the President, the shareholders may choose any person present to act as a presiding officer.

      3.10 ORDER OF BUSINESS. The suggested order of business at the regular meeting, and so far as possible at all other meetings of the shareholders, shall be:

     1.   Roll call.
     2. Proof of due notice of meeting, unanimous attendance, or waiver of notice.
     3.   Reading and disposal of any unapproved minutes.
     4.   Annual reports of all officers and committees.
     5.   Election of directors.
     6.   Unfinished business.
     7.   New business.
     8.   Adjournment.

     3.11 WRITTEN ACTION BY SHAREHOLDERS. Any action which may be taken at a meeting of the shareholders may be taken without a meeting and notice if a consent in writing, setting forth the action so taken, is signed by all shareholders entitled to notice of a meeting for such purpose.

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

                           ARTICLE IV.
                            DIRECTORS

      4.1 GENERAL POWERS. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

      4.2 EXECUTIVE COMMITTEE. The Board of Directors may, by unanimous affirmative action of the entire Board designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of the Corporation. Any such executive committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

      4.3 SHAREHOLDER MANAGEMENT. The holders of shares entitled to vote for directors may, by unanimous affirmative vote, take any action which the Board of Directors is otherwise empowered to take, in accordance with the provisions of Section 302A.201 of the Minnesota Statutes and laws amendatory thereof or supplementary thereto.

      4.4 NUMBER. The number of directors elected by the shareholders at their regular meetings or at special meetings called for that purpose; provided, however; that the number may be increased by resolution of the Board of Directors. Any newly created directorships resulting from an action by the Board of Directors shall be filled by a majority vote of the directors serving at the time of increase.

      4.5 QUALIFICATIONS AND TERM OF OFFICE. Directors need not be shareholders or residents of the State of Minnesota. The Board of Directors shall be elected by the shareholders at their regular meeting and at any special shareholders' meeting called for that purpose. A director elected for an indefinite term shall serve until the next regular meeting of the shareholders and until the director's successor is elected and qualifies, or until the earlier death, resignation, removal, or disqualification of the director. A director elected for a fixed term of office, which shall not exceed five (5) years, shall hold office until the director's successor is elected and qualifies, or until the earlier death, resignation, removal, or disqualification of the director.

       4.6 QUORUM. A majority of the Board of Directors constitutes a quorum for the transaction of business; provided, however; that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors constitutes a quorum. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      4.7 ACTION OF DIRECTORS. The acts of a majority of the directors present at a meeting at which a quorum is present are the acts of the Board of Directors.

      4.8 MEETINGS. Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota that the Board of Directors may select. If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the Corporation. The Chief Executive Officer or any director may call a meeting of the Board of Directors by giving notice to all directors of the date, time, and place of the meeting, If the notice is to be mailed, then the notice must be mailed to each director at least five (5) calendar days prior to the meeting. If the notice is not mailed, then the notice must be given at least forty-eight (48) hours prior to

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the  meeting. If the date, time, and place of the meeting of  the
Board of Directors have been announced at a previous meeting of the Board of Directors, no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting. Notice of the meeting of the Board of Directors need not state the purposes of the meeting. A director may orally or in writing waive notice of the meeting. Attendance by a director at a meeting of the Board of Directors is also a waiver of notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and does not participate thereafter in the meeting.

      4.9 MEETING BY ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a meeting of the Board of Directors if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting, and if the same notice is given of the conference as would be required for a Board of Directors meeting under these Bylaws. In any Board of Directors meeting, a director may participate by any means of communication through which the director; other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting.

      4.10 COMPENSATION. Directors may receive such compensation as may be determined from time to time by resolution of the Board of Directors.

      4.11 COMMITTEES. By the affirmative vote of a majority of the directors, the Board of Directors may establish a committee or committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution adopted by the Board of Directors. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board of Directors. Minutes of any committees created by the Board of Directors shall be available upon request to members of the committee and to any director.

      4.12 ACTION BY ABSENT DIRECTOR. A director may give advance written consent or opposition to a proposal to be acted upon at a Board of Directors' meeting by giving a written statement to the President, Treasurer; or any director setting forth a statement of the proposal to be voted on and containing a statement of the director's voting preference with regard to the proposal. An advance written statement does not constitute presence of the director for purposes of determining a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement. The advance written statement by a director on a proposal shall be included in the records of the Board of Director's action on the proposal.

      4.13 REMOVAL OF DIRECTORS BY SHAREHOLDERS. At any duly called meeting of the shareholders, the affirmative vote of a number of shares sufficient to elect a director may remove any or all of the directors, with or without cause, and may elect replacements.

      4.14 REMOVAL OF DIRECTORS BY BOARD OF DIRECTORS. Any director who has been elected by the Board of Directors to fill a vacancy on the Board of Directors, or to fill a directorship created by action of the Board of Directors, and who has not subsequently been reelected by the

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shareholders, may be removed by a majority vote of all  directors constituting the Board, exclusive of the director whose removal is proposed.

     4.15 VACANCIES. Any vacancy on the Board of Directors may be filled by vote of the remaining directors, even though less than a quorum.

      4.16 ORDER OF BUSINESS. The suggested order of business at any meeting of the directors shall be:

     1.   Roll Call.
      2. Proof of due notice of meeting, unanimous attendance, or waiver of notice.
     3.   Reading and disposal of any unapproved minutes.
     4.   Reports of officers and committees.
     5.   Election of officers.
     6.   Unfinished business.
     7.   New business.
     8.   Adjournment.

      4.17 WRITTEN ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by the number of Directors that would be required to take the same action at a meeting of the Board at which all Directors were present, except that any action requiring shareholder approval must be signed by all of the members of the Board of Directors then in office.

      4.18 DISSENT FROM ACTION. A director of the Corporation who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter; or unless the director votes against the action at the meeting, or is prohibited from voting on the action.

      4.19 INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the shareholders or the Board or committee which authorizes, approves or ratifies the contract or transaction, if:

           4.19.1 The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, but any interested Director shall not be counted in determining the presence of a quorum and shall not vote; or

           4.19.2 The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the holders of a majority of the outstanding shares, but shares owned by the interested Director or officer shall not be counted in determining the presence of a quorum and shall not be voted; or

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           4.19.3     The  contract or transaction  is  fair  and
     reasonable as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors a committee thereof, or the shareholders.

                           ARTICLE V.
                            OFFICERS

      5.1 ELECTION OF OFFICERS. The Board of Directors shall, from time to time, elect a President, who may also be designated as Chief Executive Officer; and a Treasurer; who may also be designated as Chief Financial Officer. The Board of Directors may elect, but shall not be required to elect, a Secretary one or more Vice Presidents, and a Chairman of the Board. In addition, the Board of Directors may elect such other officers and agents as it may deem necessary. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles of Incorporation, the Bylaws, or as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

      5.2 TERM OF OFFICE. The officers shall hold office until their successors are elected and qualify; provided, however; that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present at a Board of Directors meeting.

     5.3  PRESIDENT. The President shall:

            5.3.1 Have general active management of the business of the Corporation;

           5.3.2 When present, preside at all meetings of the shareholders;

           5.3.3 See that all orders and resolutions of the Board of Directors are carried into effect;

            5.3.4 Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the Corporation;

           5.3.5 Perform other duties prescribed by the Board of Directors. All other officers shall be subject to the direction and authority of the President.

5.4  TREASURER. The Treasurer shall:

           5.4.1 Keep accurate financial records for the Corporation;

           5.4.2 Deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

           5.4.3 Endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor;

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          5.4.4     Disburse corporate funds and issue checks and
     drafts in the name of the Corporation, as ordered by the Board of Directors;

           5.4.5      Render to the President and  the  Board  of
     Directors,   whenever   requested,   an   account   of   all
     transactions by the Treasurer and of the financial condition of the Corporation; and

           5.4.6 Perform other duties prescribed by the Board of Directors or by the President.

      5.5 VICE PRESIDENT. Each Vice President, if any, has such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Vice President shall succeed to the President's powers and duties. If there are two or more Vice Presidents, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors.

      5.6 SECRETARY. The Secretary, if any, shall attend all meetings of the shareholders and the Board of Directors. The Secretary shall act as clerk and shall record all the proceedings of the meetings in the minute book of the Corporation and shall give proper notice of meetings of shareholders and the Board of Directors. The Secretary shall keep the seal of the Corporation, if any, and shall affix the seal to any instrument requiring it and shall attest the seal, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

      5.7 CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall perform such other duties as may from time to time be assigned by the Board of Directors.

      5.8 ASSISTANT OFFICERS. In the event of absence or disability of any Vice President, Secretary or Treasurer, the assistant to such officer; if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his duties or a replacement is elected by the Board of Directors. If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors. The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors or the principal officer under whom they serve, but at all times remain subordinate to the principal officers they are designated to assist.

                           ARTICLE VI.
                 REPAYMENT OF DISALLOWED AMOUNTS

     Any payments made to, or on behalf of, an officer (including a former officer) of the Corporation, e.g. salary, commission, bonus, rent, or travel, which shall be finally disallowed in whole or in part as a deductible expense by the Internal Revenue Service or the tax authority of any state (excepting entertainment expense, which is recognized as only partially deductible), shall be repaid by such officer to the Corporation to the extent of the amount of such disallowed deduction. For these purposes, the term "final disallowance" shall mean an agreement by the Corporation with the Internal Revenue Service or state tax authority to such disallowance, a determination by the Internal Revenue Service or other such tax authority with respect to which the time to protest or appeal has lapsed, or the final decision of a court establishing such disallowance. A decision of a court shall be deemed final when the period during which an appeal from a decision of the court can be made has lapsed. Such officer may elect to repay the Corporation either in a lump sum, or in installments. If the officer elects to repay the

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Corporation  in a lump sum, the payment of the disallowed  amount shall be due within ninety (90) days of the date on which the Corporation notifies the officer of such disallowance. If the officer elects to repay the Corporation in installments, the disallowed amount shall be repaid in no more than twelve (12) equal monthly installments, together with interest at a rate which is one percent (1%) in excess of the so-called base rate or prime rate in effect at the Corporation's principal bank on the date on which the Corporation notifies the officer that an obligation for payment has arisen under this Article VI. Such monthly installments shall commence on the fifteenth (15) day of the first calendar month following the calendar month during which the Corporation notifies the officer that such obligation of payment has arisen.

                           ARTICLE VII
                         INDEMNIFICATION

      Directors, officers, committee members, and other persons shall have the rights to indemnification provided by Section
302A.521 of the Minnesota Statutes and law amendatory thereof and supplementary thereto.

                          ARTICLE VIII.
                    SHARES AND THEIR TRANSFER

      8.1 CERTIFICATES OF SHARES. Unless the Board of Directors has provided that the Corporation's shares are to be uncertificated, every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares owned by such owner. The certificates for shares shall be signed in the name of the Corporation by the President and by the Secretary or Assistant Secretary, or the Treasurer; or any other officer of the Corporation authorized by the Board of Directors and shall have the corporate seal, if any, affixed thereto. A record shall be kept of the name of the person owning the shares represented by each certificate, the number of shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Except as provided in Section 8.5 of this Article VIII, every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is canceled.

      8.2 UNCERTIFICATED SHARES. The Board of Directors, by a majority vote of directors present at a duly called meeting, may provide that any or all shares or classes or series of shares are to be uncertificated shares. In that case, any shareholder who is issued uncertificated shares shall be provided with the information legally required to be disclosed in a certificate.

       8.3 ISSUANCE OF SHARES. The Board of Directors is authorized to issue shares of the capital stock of the Corporation up to the number of shares authorized by the Articles of Incorporation. Shares may be issued for any consideration, including, without limitation, money or other tangible or intangible property received by the Corporation or to be received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement, as authorized by a resolution approved by the affirmative vote of a majority of the directors present, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined. Upon authorization by resolution approved by the affirmative vote of a majority of the directors present, the Corporation may, without any new or additional consideration, issue shares of its authorized and unissued capital stock in exchange for or in conversion of its outstanding shares, or issue its own shares

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pro  rata to its shareholders or the shareholders of one or  more classes or series, to effectuate share dividends or splits, including reverse share splits. No shares of a class or series shall be issued to the holders of shares of another class or series, unless issuance is either expressly provided for in the Articles of Incorporation or is approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares of the same class or series as the shares to be issued.

      8.4 TRANSFER OF SHARES. Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate or the shareholder's legal representative or duly authorized attorney-in-fact and only upon surrender for cancellation of the certificate for such shares. The shareholder in whose name shares stand on the books of the Corporation shall be considered the owner thereof for all purposes regarding the Corporation.

       8.5 LOST CERTIFICATES. Any shareholder claiming a certificate for shares to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors and in an amount determined by the Board of Directors, to indemnity the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate. A new certificate may then be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

      8.6 TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

      8.7 FACSIMILE SIGNATURE. Where any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.

                           ARTICLE IX.
                FINANCIAL AND PROPERTY MANAGEMENT

           9.1 FISCAL YEAR. The fiscal year of the Corporation shall end on such date as may be determined from time to time by the Board of Directors. In the absence of any resolution to the contrary, the fiscal year of the Corporation shall end on December 31 of each year.

      9.2 CHECKS. All checks, drafts, other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or Treasurer; or any other officer or officers, agent or agents of the Corporation, as may from time to time be determined by resolution of the Board of Directors.

      9.3   DEPOSITS. All funds of the Corporation not  otherwise
employed  shall be deposited from time to time to the  credit  of
the   Corporation  in  such  banks,  trust  companies,  or  other depositories as the Board of Directors may select.

      9.4 VOTING SECURITIES HELD BY CORPORATION. The President, or other officer or agent designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations

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or  entities  in  which the Corporation may  hold  securities  or interests. At the meeting, the President or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interests which the Corporation holds.

                           ARTICLE X.
                           AMENDMENTS

      The Board of Directors of the Corporation is expressly authorized to make Bylaws of the Corporation and from time to time to adopt, amend, or repeal Bylaws so made to the extent and in the manner prescribed by the Minnesota Statutes. The Board of Directors shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of
Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors. The authority in the Board of Directors is subject to the power of the voting shareholders to adopt, change, or repeal the Bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose.

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